Exhibit 12.1

TELE NORTE LESTE PARTICIPAÇÕES S.A. (BRAZILIAN GAAP)

Computation of Ratio of Earnings to Fixed Charges

	6/30/2004		12/31/2003		6/30/2003		12/31/2002		12/31/2001		12/31/2000		12/31/1999
Fixed charges:
Interest expensed	1,176,055		2,672,929		1,279,609		2,408,616		918,754		323,119		255,446
Interest capitalized	—		—		—		323,413		504,836		173,376		92,780
Amortized premiums related to indebtedness	—		—		—		—		—		—		—
Discounts related to indebtedness	—		—		—		—		—		—		—
Capitalized expenses related to indebtedness	—		—		—		—		—		—		—
Estimate of the interest within rental expense	—		—		—		—		—		—		—
Preference security dividends requirements of consolidated subsidiaries	291,638		281,479		281,480		277,671		261,164		316,509		213,614

Total of fixed charges:	1,467,693		2,954,408		1,561,089		3,009,700		1,684,754		813,004		561,840

Earnings:
Add:
Pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees	476,338		245,577		(56,426)		(655,054)		175,384		1,141,261		(14,712)
Fixed charges	1,467,693		2,954,408		1,561,089		3,009,700		1,684,754		813,004		561,840
Amortization of capitalized interest	84,699		145,850		72,925		113,887		292,611		567,177		323,558
Distributed income of equity investees	—		—		—		—		—		—		—
The company’s share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges	8,190		(96,788)		39,444		3,596		(44,023)		(1,483)		(113,671)
Subtract:
Interest capitalized	—		—		—		323,413		504,836		173,376		92,780
Preference security dividends requirements of consolidated subsidiaries	291,638		281,479		281,480		277,671		261,164		316,509		213,614
Minority interest in pretax income of subsidiaries that have not incurred fixed charges	—		—		—		—		—		—		—

Total earnings:	1,745,282		2,967,568		1,335,552		1,871,045		1,342,726		2,030,074		450,621

Ratio of earnings to fixed charges:	1.19	x	1.00	x	0.86	x	0.62	x	0.80	x	2.50	x	0.80	x

Earnings in deficit of fixed charges:	—		—		72,578		366,422		110,065		—		35,790

TELE NORTE LESTE PARTICIPAÇÕES S.A. (US GAAP)

Computation of Ratio of Earnings to Fixed Charges

	6/30/2004		12/31/2003		6/30/2003		12/31/2002		12/31/2001		12/31/2000		12/31/1999
Fixed charges:
Interest expensed	1,273,114		1,197,675		83,494		3,980,281		2,893,421		201,398		88,242
Interest capitalized	—		—		—		153,075		477,192		343,989		16,485
Amortized premiums related to indebtedness	—		—		—		—		—		—		—
Discounts related to indebtedness	—		—		—		—		—		—		—
Capitalized expenses related to indebtedness	—		—		—		—		—		—		—
Estimate of the interest within rental expense	—		—		—		—		—		—		—
Preference security dividends requirements of consolidated subsidiaries	291,638		281,479		281,480		277,671		261,164		316,509		213,614

Total of fixed charges:	1,564,752		1,479,154		364,974		4,411,027		3,631,777		861,896		318,341

Earnings:
Add:
Pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees	427,111		1,679,474		1,120,561		(2,515,013)		(390,515)		1,588,676		(199,829)
Fixed charges	1,564,752		1,479,154		364,974		4,411,027		3,631,777		861,896		318,341
Amortization of capitalized interest	78,933		134,393		67,234		80,593		210,276		609,635		392,182
Distributed income of equity investees	—		—		—		—		—		—		—
The company´s share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges	8,190		(96,788)		39,444		59,315		(36,923)		(1,483)		(113,671)
Subtract:
Interest capitalized	—		—		—		153,075		477,192		343,989		16,485
Preference security dividends requirements of consolidated subsidiaries	291,638		281,479		281,480		277,671		261,164		316,509		213,614
Minority interest in pretax income of subsidiaries that have not incurred fixed charges	—		—		—		—		—		—		—

Total earnings:	1,787,348		2,914,754		1,310,733		1,605,176		2,676,259		2,398,226		166,924

Ratio of earnings to fixed charges:	1.14	x	1.97	x	3.59	x	0.36	x	0.74	x	2.78	x	0.52	x

Earnings in deficit of fixed charges:	—		—		—		902,929		307,488		—		48,726